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                                                                   EXHIBIT 10.33


            AMENDMENT NO. 6 TO AMENDED AND RESTATED CREDIT AGREEMENT




                                           as of May 4, 2001


Congress Financial Corporation
1133 Avenue of the Americas
New York, New York 10036

Ladies and Gentlemen:

      Congress Financial Corporation ("Lender") has entered into financing arrangements with dELiA*s Group Inc. ("dELiA*s"), the undersigned subsidiaries of dELiA*s, dELiA*s Corp. ("Parent") and iTurf Finance Company ("IFC", and together with dELiA*s, its undersigned subsidiaries, Parent and IFC, collectively "Borrowers") pursuant to which Lender may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Amended and Restated Credit Agreement, dated as of April 28, 2000, by and among Lender and Borrowers (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Credit Agreement"), and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including, but not limited to, this letter agreement (all of the foregoing, together with the Credit Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the "Financing Agreements"). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

      dELiA*s and dELiA*s Distribution Company ("dDC") have entered into certain financing arrangements with Allfirst Bank ("Allfirst") to finance the construction and acquisition of the real property and improvements located at 348 Poplar Street, Hanover, Pennsylvania 17331 ("Hanover Facility") which financing arrangements are set forth in the Hanover Facility Loan Agreements and are permitted to the extent set forth in the Credit Agreement.

      Borrowers have informed Lender that dELiA*s and dDC have agreed to make a prepayment with respect to the Indebtedness of dDC to Allfirst and to amend the financing arrangements with Allfirst as set forth in the Modification Agreement, effective as of May 1, 2001, by and among Allfirst, dELiA*s and dDC ("Allfirst Modification Agreement"), a copy of which is attached hereto as Exhibit A so that (i) a $2,000,000 principal prepayment is made in respect of the Mortgage Note, dated August 6, 1999, issued by dDC and payable to Allfirst in the original principal amount of $5,320,000 ("Allfirst Note"); (ii) the maturity date of the Allfirst Note is amended to be August 6, 2003; (iii) the covenant with respect to the minimum fixed


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charge coverage ratio set forth in Section 3(q) of the Construction Loan
Agreement, dated August 6, 1999, by and between Allfirst and dDC is amended; and
(iv) a $75,000 fee is paid to Allfirst in exchange for its willingness to agree to the foregoing.

      In accordance with Section 3 of the Pledged Collateral Account Agreement, dated November 20, 2000, by and among Chase Securities, Inc. ("Chase H&Q"), iTurf Finance Company and Lender, Borrowers have requested that Lender agree to acknowledge a letter, dated May 4, 2001, from iTurf Finance Company instructing Chase H&Q to wire a total amount of $2,500,000 ("Chase H&Q Instruction Letter") to the Congress payment account, a copy of which is attached hereto as Exhibit B.

      As set forth in the letter, dated of even date herewith, from Borrowers to Lender ("Pay Proceeds Authorization Letter"), Borrowers have requested that Lender wire $2,525,000 in loan proceeds to Allfirst as a payment in respect of:
(i) the principal prepayment of the Allfirst Note and fee described in subsection (i) above, (ii) the $75,000 fee described in subsection (iv) above, and (iii) the $450,000 termination payment payable to Allfirst under the terms of the Swap Confirmation, dated May 4, 2001, by and between dDC and Allfirst to terminate the ISDA Master Agreement, dated August 5, 1999, by and between dDC and Allfirst ("Swap Termination"). A copy of the Swap Termination is attached hereto as Exhibit C.

      1. CONSENTS. Notwithstanding anything to the contrary set forth in Sections 7.1(b) of the Credit Agreement, subject to the terms and conditions herein:

          (a) Lender consents to the following transactions as set forth in the Allfirst Modification Agreement (as in effect on the date hereof):

               (i) a principal prepayment by dDC to Allfirst in an amount not to exceed $2,000,000 in respect of the Allfirst Note and a reduction in the maturity date of the Allfirst Note to August 6, 2003;

               (ii) the amendment to the minimum fixed charge coverage ratio as described in Section 8 of the Allfirst Modification Agreement (as in effect on the date hereof); and

               (iii) a payment by dDC to Allfirst not to exceed $75,000 as set forth in Section 10 of the Allfirst Modification Agreement (as in effect on the date hereof) plus reasonable attorneys' fees and expenses not to exceed $15,000.

          (b) The consents contained in Section 1(a) hereof are conditioned on the satisfaction of each of the following conditions precedent as determined by
Lender: (i) all of the transactions contemplated by the Allfirst Modification Agreement (as in effect on the date hereof) occur on or before May 15, 2001,
(ii) Lender shall received a true, correct and complete copy of the Allfirst Modification Agreement, Chase H&Q Instruction Letter, Pay Proceeds Authorization Letter, Swap Termination and any other information, documents or instruments related thereto, duly authorized executed and delivered by the parties thereto,
(iii) Lender has received, in form and substance satisfactory to Lender, an original of this Amendment, duly



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authorized, executed and delivered by Borrowers, (iv) Lender shall have received the fee referred to in Section 4 hereof, and (v) no Event of Default, or act, condition or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing on date of the consummation of the transactions contemplated by the Allfirst Modification Agreement.

      2. AMENDMENTS.

          (a) INTEREST RATE. The definition of "Interest Rate" set forth in the Credit Agreement shall be deleted and replaced with the following:

          "Interest Rate" means:

               (a) Subject to clauses (b) below, (i) as to Prime Rate Loans, a rate equal to one and one-quarter percent (1 1/4%) per annum in excess of the Prime Rate and (ii) as to Libor Loans, a rate equal to three and one-quarter percent (3 1/4%) per annum in excess of the Adjusted Libor Rate (based on the Adjusted Libor Rate applicable for the Interest Period selected by dELiA*s on behalf of Borrowers as in effect three (3) Business Days after the date of receipt by Lender of the request of dELiA*s for such Libor Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to dELiA*s or any other Borrower).

               (b) Notwithstanding anything to the contrary contained in clause
          (a) above, the Interest Rate shall mean, at Lender's option, as to Prime Rate Loans, the rate of three and one-quarter percent (3 1/4%) per annum in excess of the Prime Rate, and as to Libor Loans, the rate of five and one-quarter percent (5 1/4%) per annum in excess of the Adjusted Libor Rate, without notice, (i) for the period (A) from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all Obligations (notwithstanding entry of a judgment against any Borrower) and (B) from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing, and (ii) on the Loans to any Borrower at any time outstanding in excess of the Borrowing Base (whether or not such excess(es), arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default)."

          (b) LETTER OF CREDIT ACCOMMODATIONS. Section 2.2(b) of the Credit Agreement is hereby deleted and replaced with the following:

          "(b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrowers shall pay to Lender a letter of credit fee at a rate equal to one and three-quarters percent (1 3/4%) per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Borrowers shall pay to Lender such letter of credit fee, at Lender's option, without notice, at a rate



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          equal to three and three-quarters percent (3 3/4%) per annum on such daily outstanding balance for: (i) the period from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all Obligations (notwithstanding entry of a judgment against any Borrower) and (ii) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Lender. Such letter of credit fee shall be calculated on the basis of a three hundred sixty
          (360) day year and actual days elapsed and the obligation of Borrowers to pay such fee shall survive the termination or non-renewal of this Agreement."

          (c) SPECIAL AVAILABILITY RESERVE.

               (i) Without limiting any rights or remedies of Lender under the Credit Agreement or any of the other Financing Agreements with respect to the establishment of Reserves or otherwise, but subject to the terms and conditions thereof, and in addition to any other Reserves, as of the date hereof, a Reserve has been established in the amount equal to $3,000,000 (the "Special Availability Reserve").

               (ii) For so long as the Special Availability Reserve shall be in effect, the term Reserves as used in the Credit Agreement and the other Financing Agreements shall be deemed to include, in addition and not in limitation, the Special Availability Reserve.

      3. REPRESENTATIONS, WARRANTIES AND COVENANTS. In addition to the continuing representations, warranties and covenants at any time made by Borrowers to Lender pursuant to the other Financing Agreements, Borrowers hereby represent, warrant and covenant with and to the Lender as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

          (a) by no later than June 5, 2001, Borrowers shall use their best efforts so that Lender shall have received the following: (i) a mortgage with respect to the real property, improvements, fixtures and related assets of Borrowers located at the Hanover Facility, in form and substance satisfactory to Lender, duly authorized, executed and delivered by Borrowers and (ii) an estoppel and consent agreement, in form and substance satisfactory to Lender, consenting to the mortgage in favor of Lender, duly authorized executed and delivered by Allfirst; PROVIDED, THAT, in the event that Lender does not receive the foregoing documents by the date set forth above, Borrowers shall continue to use best efforts so that Lender shall receive the foregoing documents;

          (b) without limiting any of Lender's other rights under the Financing Agreements or otherwise, in the event that Lender does not receive the $2,525,000 as set forth in the Chase H&Q Instruction Letter by 2:00 p.m. on May 7, 2001, Borrowers hereby agree that Lender may, at its option, determine not to honor the Pay Proceeds Authorization Letter; and



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          (c) true, correct and complete copies of the following are attached hereto: (i) the Allfirst Modification Agreement, (ii) the Chase H&Q Instruction Letter and (iii) the Swap Termination.

      4. FEE. In consideration of the Agreement set forth herein, Borrowers shall on the date hereof, pay to Lender, and Lender may, at its option, charge the account of Borrowers maintained by Lender, a fee in the amount of $50,000, which fee is fully earned and payable as of the date hereof and shall constitute part of the Obligations.

      5. ADDITIONAL EVENTS OF DEFAULT. The parties hereto acknowledge, confirm and agree that the failure of Borrowers to comply with the covenants, conditions and agreements contained herein, shall in each case constitute an Event of Default under the Financing Agreements, subject to the applicable cure period, if any, with respect thereto provided for in the Credit Agreement.

      6. GOVERNING LAW. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York.

      7. BINDING AGREEMENT. Without limiting any other provision in this Amendment, this agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

      8. EFFECT OF THIS AGREEMENT. Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. To the extent of conflict between the terms of this Amendment and the Financing Agreements, the terms of this Amendment shall control.

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      10. COUNTERPARTS. This Amendment may be executed in counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties thereto.

                                          Very truly yours,

                                 dELiA*s GROUP INC., formerly known as
                                      dELiA*s Inc.
                                 dELiA*s DISTRIBUTION COMPANY
                                 dELiA*s FOREIGN SALES CORPORATION
                                 dELiA*s OPERATING COMPANY
                                 dELiA*s PROPERTIES INC.
                                 dELiA*s RETAIL COMPANY
                                 SCREEEM! INC.
                                 STORYBOOK INC.
                                 TSI SOCCER CORPORATION
                                 TSI RETAIL COMPANY
                                 dELiA*s CORP., formerly known as iTURF, INC.
                                 iTURF FINANCE COMPANY

                                 By: /s/ Timothy B. Schmidt
                                    --------------------------


                                 Title: Senior Vice President
                                        -----------------------
AGREED TO:

CONGRESS FINANCIAL CORPORATION

By: /s/ Thomas Martin
   -----------------------------

Title: Assistant Vice President
       -------------------------
102605-2

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